Exhibit 3



                             CERTIFICATE OF TRUST
                                      OF
                           PREMIER AUTO TRUST 1996-4


               THIS Certificate of Trust of Premier Auto Trust 1996-4 (the "Trust"), dated August 16, 1996, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801 et seq.).


               1. Name: The name of the business trust formed hereby is Premier Auto Trust 1996-4.


               2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.


               3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.


               IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.



                                            CHASE MANHATTAN BANK DELAWARE, not
                                            in its individual capacity but
                                            solely as Owner Trustee under the
                                            Trust Agreement dated as of August
                                            16, 1996


                                            By: /s/ J. J. Cashin
                                              ----------------------
                                            Name:  JOHN J. CASHIN
                                            Title: SENIOR TRUST OFFICER